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                                                            EXHIBIT 23.3




                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                            INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 related to the Employees' Stock Purchase and Dividend Reinvestment Plan of CSX Corporation of our report dated January 19, 1999 relating to the consolidated financial statements of Conrail Inc. for the year ended December 31, 1998, which appears in the Annual Report on Form 10-K of CSX Corporation for the fiscal year ended December 25, 1998.


/s/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
March 5, 1999